EXHIBIT 32.1

Certification of Principal Executive Officer and Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Carter Acquisition Corp. I (the "Company") on Form 10-KSB for the fiscal year ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John C. Lipman, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John C. Lipman John C. Lipman Principal Executive Officer Principal Financial Officer November 12, 2007